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                               CERTIFICATE OF AMENDMENT

                                       OF THE

                            CERTIFICATE OF INCORPORATION

                                         OF

                             KMC TELECOM HOLDINGS, INC.

                       Pursuant to Section 242 of the General
                      Corporation Law of the State of Delaware














                                   Filed by:

                                   Kelley Drye & Warren LLP
                                   101 Park Avenue
                                   New York, New York 10178



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                              CERTIFICATE OF AMENDMENT

                                       OF THE

                            CERTIFICATE OF INCORPORATION

                                         OF

                             KMC TELECOM HOLDINGS, INC.

                       Pursuant to Section 242 of the General
                      Corporation Law of the State of Delaware

     KMC TELECOM HOLDINGS, INC., a corporation organized and existing under and by virtue of General Corporation Laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST:    That the name of the Corporation is KMC TELECOM HOLDINGS, INC.

     SECOND:   That the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 17, 1997, and that an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware at 12:00 p.m. on September 22, 1997.

     THIRD:    That the Board of Directors of the Corporation consented in writing to adopt a resolution proposing that Article EIGHTH, Section 15(a) of the Amended and Restated Certificate of Incorporation be amended and restated (the "First Article Eighth Amendment"). The stockholders of the Corporation duly approved the First Article Eighth Amendment by written consent in accordance with Sections 228 and 242 of the General Corporation of the State of Delaware. The resolution setting forth the proposed Amendment is as follows:

          RESOLVED, that Article EIGHTH, Section 15(a) of the Amended and Restated Certificate of Incorporation is hereby amended and restated as set forth in Exhibit A to this Written Consent.

     FOURTH:   That the Board of Directors of the Corporation consented in writing to adopt a resolution proposing that Article EIGHTH, Section 15(c) of the Amended and Restated Certificate of Incorporation be amended by amending and restating the last sentence thereof (the "Second Article Eighth Amendment").
The stockholders of the Corporation duly approved the Second Article Eighth Amendment by written consent in accordance with Sections 228 and 242 of the General Corporation of the State of Delaware. The resolution setting forth the proposed Amendment is as follows:


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          RESOLVED, that Article EIGHTH, Section 15(c) of the Amended and
     Restated Certificate of Incorporation is hereby amended by amending and restating the last sentence thereof as set forth in Exhibit B to this Written Consent.

     FIFTH:    That the Board of Directors of the Corporation consented in writing to adopt a resolution proposing that Article FOURTH, Section A of the Amended and Restated Certificate of Incorporation of the Corporation be amended by amending and restating the first sentence thereof (the "Article Fourth Amendment"). The stockholders of the Corporation duly approved the Article Fourth Amendment by written consent in accordance with Sections 228 and 242 of the General Corporation of the State of Delaware. The amended first sentence of Article FOURTH, Section A is as follows:

     "The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 3,598,800 shares, consisting of 3,000,000 shares of Common Stock with a par value of $0.01 per share ("Common Stock") and 598,800 shares of Preferred Stock with a par value of $0.01 per share ("Preferred Stock")."

     IN WITNESS WHEREOF, KMC TELECOM HOLDINGS, INC. has caused this certificate to be duly executed by its President this 4th day of October, 1997.


                              KMC TELECOM HOLDINGS, INC.



                         By:  /s/ Michael Sternberg
                              -------------------------------------
                              Name:   Michael Sternberg
                              Title:  President & CEO


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                                                                       Exhibit A
     Section 15.  Special Classification Provisions.

     (a) Notwithstanding anything to the contrary in the preceding provisions of this Article EIGHTH (but subject to such requirements as may, from time to time, be specified in the terms of any outstanding series of Preferred Stock), the provisions of this Section 15 shall govern the number, election and removal of the members of the Board of Directors and any committees thereof (and the filling of vacancies on the Board of Directors and any committees thereof) until such time as the aggregate number of shares of Common Stock that are outstanding and owned by Nassau Capital Partners, L.P. and its affiliates ("Nassau") or subject to issuance upon the conversion of outstanding shares of Preferred Stock ("Nassau Common Stock") ceases to represent at least five percent of the aggregate number of outstanding shares of all classes of Common Stock on a fully converted basis.



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                                                                       Exhibit B

     (b) The number of directors constituting the entire Board of Directors shall be six or such greater number (not exceeding nine), or such greater number as may be required, from time to time, by the terms of any outstanding Series of Preferred Stock as shall be specified in a resolution of the Board of Directors approved by the Board of Directors; provided that so long as there shall be at least one Kamine Director (as hereinafter defined), the affirmative vote of the Kamine Directors shall be required, and so long as there shall be at least one Nassau Director (as hereinafter defined), the affirmative vote of the Nassau Directors shall be required.



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                                                                       Exhibit C


     Subject to the provisions of paragraph (h) and to such requirements as may, from time to time, be specified in the terms of any outstanding series of Preferred Stock, any other directors of the Corporation to be elected shall be elected by holders of Kamine Common Stock and Nassau Common Stock voting together as a single class.